Exhibit 99.1
Ark Restaurants Announces Financial Results for the
Second Quarter of 2019

CONTACT:
Anthony J. Sirica
(212) 206-8804
ajsirica@arkrestaurants.com

NEW YORK, New York - May 13, 2019 -- Ark Restaurants Corp. (NASDAQ: ARKR) today reported financial results for the second quarter ended March 30, 2019.
Total revenues for the 13 weeks ended March 30, 2019 were $35,311,000 versus $35,276,000 for the 13 weeks ended March 31, 2018.
Total revenues for the 26 weeks ended March 30, 2019 were $75,859,000 versus $74,628,000 for the 26 weeks ended March 31, 2018. The 26 weeks ended March 30, 2019 and March 31, 2018 include revenues of $1,039,000 and $1,207,000, respectively, related to Durgin-Park which was closed January 12, 2019.
Company-wide same store sales increased 0.9% for the 26 weeks ended March 30, 2019 compared to the same period in the prior year.
The Company’s EBITDA, adjusted for non-controlling interests, non-cash stock option expense and losses incurred on the closure of Durgin-Park discussed below, for the 13 weeks ended March 30, 2019 was $1,323,000 versus $769,000 during the same period in the prior year.
The Company’s EBITDA, adjusted for non-controlling interests, non-cash stock option expense and losses incurred on the closure of Durgin-Park discussed below, for the 26 weeks ended March 30, 2019 was $3,867,000 versus $2,841,000 during the same period in the prior year.
As of December 29, 2018, the Company determined that it would not be able to operate Durgin-Park profitably due to decreased traffic at the Faneuil Hall Marketplace in Boston, MA, where it is located, and rising labor costs. As a result, included in the Statements of Operations for the 13 and 26 weeks ended March 30, 2019 are losses on closure in the amounts of $39,000 and $1,106,000, respectively, consisting of: (i) impairment of trademarks of $721,000, (ii) accelerated depreciation of fixed assets of $333,000, and (iii) write-offs of prepaid and other expenses of $52,000. The restaurant was closed on January 12, 2019.
Net loss for the 13 weeks ended March 30, 2019, which includes losses as a result of non-cash write-offs on the closure of Durgin-Park in the amount of $39,000, was $669,000, or $0.19 per basic and diluted share compared to a net loss of $637,000, or $0.19 per basic share and diluted share for the same period last year.
Net loss for the 26 weeks ended March 30, 2019, which includes losses as a result of non-cash write-offs on the closure of Durgin-Park in the amount of $1,106,000, was $731,000, or $0.21 per basic and diluted share compared to net income of $990,000, or $0.29 per basic share ($0.28 per diluted share), for the same period last year. The 26 weeks ended March 31, 2018 includes a discrete income tax benefit of $1.2 million related to changes in the tax law.
Ark Restaurants owns and operates 19 restaurants and bars, 19 fast food concepts and catering operations primarily in New York City, Florida, Washington, D.C, Las Vegas, Nevada and the gulf coast of Alabama. Five restaurants are located in New York City, two are located in Washington, D.C., five are located in Las Vegas, Nevada, three are located in Atlantic City, New Jersey, two are located on the east coast of Florida and two are located on the Gulf Coast of Alabama. The Las Vegas operations include four restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel's room service, banquet facilities, employee dining room and six food court concepts; and one restaurant within the Planet Hollywood Resort and Casino. In Atlantic City, New Jersey, the Company operates a restaurant and a bar in the Resorts Atlantic City Hotel and Casino and a restaurant in the Tropicana Hotel and Casino. The operations at the Foxwoods Resort Casino consist of one fast food concept. The Florida operations include the Rustic Inn in Dania Beach, Shuckers, located in Jensen Beach, the operation of five fast food facilities in Tampa, and seven fast food facilities in Hollywood, each at a Hard Rock Hotel and Casino operated by the Seminole Indian Tribe. In Alabama, the Company operates two Original Oyster Houses, one in Gulf Shores, Alabama and one in Spanish Fort, Alabama.
Except for historical information, this news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve unknown risks, and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company's filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results could differ materially from those anticipated in these forward-looking statements, if new information becomes available in the future.

ARK RESTAURANTS CORP.
Consolidated Statements of Operations
For the 13 and 26-week periods ended March 30, 2019 and March 31, 2018

(In Thousands, Except per share amounts)

	13 Weeks Ended March 30, 2019	13 Weeks Ended March 31, 2018	26 Weeks Ended March 30, 2019	26 Weeks Ended March 31, 2018

TOTAL REVENUES	$35,311	$35,276	$75,859	$74,628
COSTS AND EXPENSES:
Food and beverage cost of sales	9,791	9,729	20,268	19,959
Payroll expenses	12,979	12,991	27,084	26,700
Occupancy expenses	3,808	4,119	8,812	9,150
Other operating costs and expenses	5,236	5,196	10,211	10,314
General and administrative expenses	2,193	2,525	5,601	5,603
Loss on closure of Durgin-Park	39	—	1,106	—
Depreciation and amortization	1,187	1,278	2,393	2,582
Total costs and expenses	35,233	35,838	75,475	74,308
OPERATING INCOME (LOSS)	78	(562)	384	320
INTEREST EXPENSE, NET	(331)	(273)	(629)	(492)
LOSS BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	(253)	(835)	(245)	(172)
Provision (benefit) for income taxes	423	(145)	446	(1,223)
CONSOLIDATED NET INCOME (LOSS)	(676)	(690)	(691)	1,051
Net (income) loss attributable to non-controlling interests	7	53	(40)	(61)
NET INCOME (LOSS) ATTRIBUTABLE TO ARK RESTAURANTS CORP.	$(669)	$(637)	$(731)	$990

NET INCOME (LOSS) PER ARK RESTAURANTS CORP. COMMON SHARE:
Basic	$(0.19)	$(0.19)	$(0.21)	$0.29
Diluted	$(0.19)	$(0.19)	$(0.21)	$0.28
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	3,475	3,434	3,475	3,433
Diluted	3,475	3,434	3,475	3,552

EBITDA Reconciliation:
Pre-tax loss	$(253)	$(835)	$(245)	$(172)
Depreciation and amortization	1,187	1,278	2,393	2,582
Interest expense, net	331	273	629	492
EBITDA (a)	$1,265	$716	$2,777	$2,902
EBITDA adjusted for non-controlling interests, non-cash stock option expense and loss on closure of Durgin-Park
EBITDA (as defined) (a)	$1,265	$716	$2,777	$2,902
Net (income) loss attributable to non-controlling interests	7	53	(40)	(61)
Non-cash stock option expense	12	—	24	—
Loss closure of Durgin-Park	39	—	1,106	—
EBITDA, as adjusted	$1,323	$769	$3,867	$2,841

(a)
EBITDA is defined as earnings before interest, taxes, depreciation and amortization.  Although EBITDA is not a measure of performance or  liquidity calculated in accordance with generally accepted accounting principles ("GAAP"), the Company believes the use of this non-GAAP financial measure enhances an overall understanding of the Company's past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity.  However, investors should not consider this measure in isolation or as a substitute for net income (loss), operating income (loss), cash flows from operating activities  or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies.  A reconciliation of EBITDA to the most comparable GAAP financial measure, pre-tax income, is included above.